                                                                November 29,2000

Triad Hospitals Holdings, Inc.
13455 Noel Road
20th Floor
Dallas, TX  75240

               Re: Project Quarterback -- Credit Facilities Commitment Letter
                   ----------------------------------------------------------

Ladies and Gentlemen:

          This Commitment Letter amends and restates in its entirety the Commitment Letter dated October 18, 2000 by and between Triad Hospitals Holdings, Inc. and Merrill Lynch Capital Corporation (the "Original Commitment
                                                           -------------------
Letter") and supersedes it in all respects.
------

          Triad Hospitals Holdings, Inc. ("you" or "Company" or "Borrower") has
                                           ---      -------      --------
advised Merrill Lynch Capital Corporation ("Merrill Lynch"), Bank of America,
                                            -------------
N.A. ("BofA"), Banc of America Securities LLC ("BAS") and Banc of America Bridge
       ----                                     ---
LLC ("BAB" and together with BofA and BAS, "Bank of America", and BofA, BAS, BAB
      ---
and Merrill Lynch, collectively, "we" or "us") that (i) Triad Hospitals, Inc.,
                                  --      --
the parent of Company ("Triad"), intends to enter into a merger agreement (the
                        -----
"Merger Agreement") with a company previously identified to us and code-named
-----------------
Titans ("Target") pursuant to which Triad will acquire (the "Acquisition") all
         ------                                              -----------
of the capital stock of Target; (ii) immediately prior to the consummation of the Acquisition, Company will merge with and into Triad, at which time the separate corporate existence of Company shall cease and Triad shall continue as the surviving corporation; (iii) Triad will issue in partial consideration for the Acquisition common equity of Triad as set forth in the Merger Agreement (the "Equity Issuance"); (iv) Borrower will use a portion of the proceeds of the debt
 ---------------
financings contemplated hereby to pay part of the purchase price for the Acquisition; and (v) the sources and uses of the funds necessary to consummate the Acquisition and the other transactions contemplated hereby are set forth on Annex I to this Commitment Letter.
-------

          In addition, you have advised us that in connection with the consummation of the Acquisition, (a) Borrower will raise gross cash proceeds of not less than $300.0 million from either (A) the issuance by it of $300.0 million of unsecured senior notes (the "Notes") all of which shall be due not
                                        -----
earlier than eight years from the date of issuance (but in no event no later than May 15, 2009) and have no scheduled principal payments prior to maturity (the "Note Offering") or (B) the draw down under an unsecured senior interim
      -------------
loan (the "Interim Loan") which would be anticipated to be refinanced with debt
           ------------
securities substantially similar to the Notes (the "Take-out Securities"); and
                                                    -------------------
(b) Borrower will enter into senior secured credit facilities in the amount of $1,375.0 million (the "Senior Secured Credit Facilities" and, together with the
                       --------------------------------
Interim Loan, the "Credit Facilities").
                   -----------------

          In addition, you have advised us that, on the date of consummation of the Acquisition (the "Closing Date"), Borrower will refinance its existing
                      ------------
senior credit facility and Target and its subsidiaries will repay all indebtedness and preferred stock outstanding prior to the Closing Date and terminate all commitments to make extensions of credit (such actions by Borrower, Target and its subsidiaries, the "Refinancing") under their respective
                                            -----------
existing indebtedness (all such debt of Borrower, Target and its subsidiaries, the "Existing Indebtedness").
     ---------------------

          The Acquisition, the Equity Issuance, the Note Offering (if consummated), the Refinancing and the entering into and borrowings under the Credit Facilities by the parties herein described are herein referred to as the "Transactions".
 ------------

          You have requested that each of Merrill Lynch and BofA severally and not jointly commit to provide a portion of the Credit Facilities to finance the Acquisition and the Refinancing and to pay certain related fees and expenses.

          Accordingly, subject to the terms and conditions set forth below, Merrill Lynch, BofA, BAS and BAB hereby agree with you as follows:

          1.   Commitment.  Each of Merrill Lynch and BofA severally and not
               ----------
jointly hereby commits to provide to Borrower 50% of the Senior Secured Credit Facilities upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter (the "Fee Letter") dated the date hereof and delivered
                                ----------
to you, and in the Senior Secured Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit A
                                                                     ---------
(the "Senior Secured Term Sheet").  Each of Merrill Lynch and BAB severally and
      -------------------------
not jointly hereby also commits to provide to Borrower 75% and 25%, respectively, of the Interim Loan upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter, and in the Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit B (the "Interim Loan Term Sheet" and, together with the
           ---------       -----------------------
Senior Secured Term Sheet, the "Term Sheets").  To the extent that an
                                -----------
underwriting or purchase agreement is entered into in respect to the Note Offering, the commitments hereunder shall be terminated on the date of execution thereof in an amount equal to the expected aggregate gross proceeds from the Notes covered thereby, first, in respect of the Interim Loan, and second, in
                       -----                                      ------
respect of the Senior Secured Credit Facilities (and first to the Asset Sale Facility thereunder and thereafter in amounts among the other tranches thereof as determined by Merrill Lynch and Bank of America in consultation with Borrower).

          2.   Syndication.  We reserve the right and intend, prior to or after
               -----------
the execution of the definitive documentation for the Credit Facilities (the

"Credit Documents"), to syndicate all or a portion of our commitments to one or
-----------------
more financial institutions (together with Merrill Lynch, BofA and BAB, the "Lenders"). Merrill Lynch's commitment hereunder is subject to Merrill Lynch
--------
(or one of its affiliates) acting as a co-lead arranger and co-book-runner for the Senior Secured Credit Facilities and co-lead arranger and sole book-runner for the Interim Loan. BofA's and BAB's commitment hereunder is subject to BAS acting as co-lead arranger and co-book runner for the Senior Secured Credit Facilities and co-lead arranger for the Interim Loan and BofA acting as Administrative Agent for the Senior Secured Credit Facilities and BAB acting as Administrative Agent for the Interim Loan. We (or one of our respective affiliates) will manage all aspects of the syndication (in consultation with you), including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across facilities among Lenders), and we will perform all functions
   --- ----
and exercise all authority as customarily performed and exercised in such capacities, including selecting counsel for the Lenders and negotiating the Credit Documents. Notwithstanding anything herein to the contrary, Borrower may designate other financial institutions reasonably acceptable to Merrill Lynch and Bank of America to function in connection with the underwriting and syndication of the Credit Facilities with titles and responsibilities to be designated by Borrower and reasonably acceptable to Merrill Lynch and Bank of America. Subject to the foregoing, any other agent or arranger titles (including co-agents) awarded to other Lenders are subject to our prior approval and shall not entail any role with respect to the matters referred to in this paragraph without our prior consent. You agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Credit Facilities.

          You understand that we intend to commence the separate syndication of each of the Senior Secured Credit Facilities and the Interim Loan promptly, and you agree actively to assist us in achieving a timely syndication that is satisfactory to us. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of Borrower and Target on the one hand, and the proposed Lenders on the other hand and Borrower hosting, with Merrill Lynch and Bank of America, meetings with prospective Lenders at such times and places as we may reasonably request. You agree to, upon our request, (a) provide, and cause your advisors to provide, and use your reasonable best efforts to have Target provide, to us all information reasonably requested by us to successfully complete the syndication, including the information and projections (including updated projections) contemplated hereby, and (b) assist, and cause your advisors to assist, and use your reasonable best efforts to have Target assist, us in the preparation of a Confidential Information Memorandum and other marketing materials (the contents of which you shall be solely responsible for) to be used in connection with the syndication, including making available representatives of Target. You also agree to use your commercially reasonable best efforts to ensure that our syndication efforts benefit materially from your existing lending relationships.

          3.   Fees.  As consideration for our commitment hereunder and our
               ----
agreement to arrange, manage, structure and syndicate the Credit Facilities, you agree to pay to us the fees as set forth in the Fee Letter.

          4.   Conditions.  Each of Merrill Lynch's, BofA's and BAB's commitment
               ----------
hereunder, and each of Merrill Lynch's and BAS's agreement to act in any capacity hereunder, is subject to the conditions set forth elsewhere herein and in the Term Sheets. For purposes of this Commitment Letter and the Term Sheets, the "subsidiaries" of Borrower shall be deemed to include those who will become subsidiaries of Borrower in connection with the Transactions.

          Each of Merrill Lynch's, BofA's and BAB's commitment hereunder, and each of Merrill Lynch's and BAS's agreement to act in any capacity hereunder, is also subject to (a) no disruption or adverse change (or development that could reasonably be expected to result in an adverse change) shall have occurred and be continuing in or affecting the loan syndication or financial, bank-ing or capital market conditions generally from those in effect on the date hereof that, individually or in the aggregate in our reasonable judgment would materially adversely affect our ability to syndicate the Credit Facilities or the ability of Borrower to effect the sale of the Take-out Securities; (b) we shall be satisfied that, after the date hereof and prior to and during the syndication of the Credit Facilities, none of Borrower or any of its subsidiaries shall have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the syndication or issuance of any debt facility or debt security of any of them, including renewals thereof, other than the Credit Facilities and the Notes and other than the amendment of Borrower's existing senior credit facility to add a delayed draw term loan tranche of $200 million; (c) none of the Information and Projections (each as defined below in Section 5 hereof) shall be misleading or incorrect in any material respect taken as a whole, in light of the circumstances under which such statements were made; and (d) the consummation of the Transactions not violating, conflicting with or resulting in a breach of, or constituting a default under (or resulting in an event which, with notice or lapse of time or both, would constitute a default under) any note, bond, mortgage, indenture, deed of trust, concession, lease, contract or other instrument, obligation or agreement to which Borrower or any of its subsidiaries is a party of by which Borrower or any of its subsidiaries or any of their respective assets may be bound or affected.

          5.   Information and Investigations.  You hereby represent and
               ------------------------------
covenant that (a) all information and data (excluding financial projections) that have been or will be made available by you or any of your representatives or advisors to us or any Lender (whether prior to or on or after the date hereof) in connection with the Transactions, taken as a whole (the "Information"), is (or with respect to Information concerning Target, to the
 -----------
best of Borrower's knowledge, is) and will be (or with respect to Information concerning Target, to the best of Borrower's knowledge, will be) complete and correct in all material respects and does not (or with respect to Information concerning Target, to the best of Borrower's knowledge, does not) and will not (or with respect to Information concerning Target, to the best of Borrower's knowledge, will not), taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made, and (b) all financial projections concerning Borrower and its subsidiaries and the transactions contemplated hereby (the

"Projections") that have been made or will be prepared by or on behalf of you or
------------
any of your representatives or advisors and that have been or will be made available to us or any Lender in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter necessary to complete the syndication of the Credit Facilities so that the representation and covenant in the preceding sentence remain correct in all material respects. In syndicating the Credit Facilities we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

          6.   Indemnification.  You agree (i) to indemnify and hold harmless
               ---------------
Merrill Lynch, BofA, BAS and BAB and each of the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons (Merrill Lynch, BofA, BAS and BAB and each such other person being an "Indemnified Party") from and against any and all losses, claims, damages,
------------------
costs, expenses
and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheets, the Credit Facilities, the loans under the Credit Facilities, the use of proceeds of any such loan, any of the Transactions and the performance by any Indemnified Party of the services contemplated hereby and will reimburse each Indemnified Party for any and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you, Target, or any of your or Target's respective affiliates and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent resulting solely from such Indemnified Party's bad faith, gross negligence or willful misconduct and (ii) not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection in any way with the transactions described in or contemplated by this Commitment Letter.

          You agree that, without our prior written consent, neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. You will not be obligated to indemnify an Indemnified Party with respect to any loss, claim, damage, or liability settled, compromised or consented to without your prior written consent (not to be unreasonably withheld, delayed or conditioned).

          In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.

          7.   Expenses.  You agree to reimburse each of Merrill Lynch and Bank
               --------
of America and their respective affiliates for their reasonable expenses upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, fees of consultants engaged with your consent (not to be unreasonably withheld), syndication expenses (including printing, distribution, and bank meetings), appraisal and valuation fees and expenses, travel expenses, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of counsel (and any local counsel) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheets, the Fee Letter and the Credit Documents and the security arrangements (if any) in connection therewith and whether or not such fees and expenses are incurred before or after the date hereof or any loan documentation is entered into or the Transactions are consummated or any extensions of credit are made under the Credit Facilities or this Commitment Letter is terminated or expires, except that Borrower shall have no obligation to reimburse Merrill Lynch or Bank of America for any such expenses relating to any offering of Senior Notes which is consummated to the extent excluded from being for the account of Borrower in any underwriting or purchase agreement relating thereto that is executed and delivered by Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BAS.

          8.   Confidentiality.  This Commitment Letter, the Term Sheets, the
               ---------------
contents of any of the foregoing and our and/or our affiliates' activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose this Commitment Letter and the Term Sheets
(i) to your and Target's and your and its respective officers, directors, employees and advisors, and then only in connection with the Transactions and on a confidential need-to-know basis, (ii) to ratings agencies in connection with the Credit Facilities or the Senior Notes, and (iii) as you are required to make by applicable law or compulsory legal process (based on the advice of legal counsel); provided, however, that in the event of any such compulsory legal
          --------  -------
process you agree to use best efforts to give us prompt notice thereof and to cooperate with us in securing a protective order in the event of compulsory disclosure and that any disclosure made pursuant to public filings shall be subject to our prior review. You agree that you will permit us to review and approve any reference to any of us or any of our affiliates in connection with the Credit Facilities or the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release. You agree that we and our respective affiliates may share information concerning you, Target and your and Target's respective subsidiaries and respective affiliates solely among ourselves on a confidential and "need-to-know" basis solely in connection with the performance of our services hereunder and the evaluation and consummation of financings and Transactions contemplated hereby.

          9.   Termination.  Each of Merrill Lynch's, BofA's and BAB's
               -----------
commitment hereunder, and each of Merrill Lynch's and BAS's agreement to act in any capacity hereunder, is based upon the financial and other information regarding Target previously provided to us. In the event that by means of continuing review or otherwise we become aware of or discover material new information or developments concerning conditions or events previously disclosed to us that is inconsistent in any material adverse respect with the Projections or the Information provided to us prior to the date hereof, or if any event or condition has occurred or become known that in our reasonable judgment has had or could reasonably be expected to have a material adverse effect on the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of Borrower and its subsidiaries taken as a whole (after giving effect to the Transactions) since December 31, 1999, this Commitment Letter and each of Merrill Lynch's, BofA's and BAB's commitment hereunder, and each of Merrill Lynch's and BAS's agreement to act in any capacity hereunder, shall terminate upon written notice by Merrill Lynch and Bank of America. In addition, each of Merrill Lynch's, BofA's and BAB's commitment hereunder, and each of Merrill Lynch's and BAS's agreement to act in any capacity hereunder, shall terminate in its entirety (A) on June 30, 2001 if the Credit Documents are not executed and delivered by Borrower and the Lenders by such date and (B) on the date of execution and delivery of the

Credit Documents by Borrower and the Lenders. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8 and 11 hereof shall survive any termination pursuant to this Section 9.

          10.  Assignment; etc.  This Commitment Letter and our commitment
               ---------------
hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10
                  --------  -------
shall prohibit us (in our sole discretion) from (i) performing any of our duties hereunder through any of our respective affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate, and
(ii) granting (in consultation with you) participations in, or selling (in consultation with you) assignments of all or a portion of, the commitments or the loans under the Credit Facilities pursuant to arrangements satisfactory to us. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.

          11.  Governing Law; Waiver of Jury Trial.  This Commitment Letter
               -----------------------------------
shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transactions or the other transactions contemplated hereby, or the performance by us or any of our respective affiliates of the services contemplated hereby.

          12.  Amendments; Counterparts; etc.  No amendment or waiver of any
               -----------------------------
provision hereof or of the Term Sheets shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Engagement Letter, the Term Sheets and the Fee Letter are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.

          13.  Public Announcements; Notices.  Following your public
               -----------------------------
announcement of the Transactions, we may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we or our affiliates have acted hereunder. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to (i) you, at your address set forth on page one hereof, with a copy to Morton A. Pierce, Esq., at Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019; (ii) Merrill Lynch, at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281,
Attention: Christopher J. Birosak; and (iii) BofA, BAS and BAB, at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Lucine Kirchhoff, and in the case of clauses (ii) and (iii) with a copy to Michael E. Michetti, Esq., at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

                            (Signature Page Follows)

          Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to Merrill Lynch (on behalf of Merrill Lynch and Bank of America) the duplicate copy of this letter and the Fee Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on December 4, 2000, our commitment hereunder will expire at such time.

          We are pleased to have this opportunity and we look forward to working with you on this transaction.

                              Very truly yours,

                              MERRILL LYNCH CAPITAL CORPORATION


                              By: /s/ Christopher Birosak
                                 ______________________________
                                 Name:  Christopher Birosak
                                 Title: Vice President

                              BANK OF AMERICA, N.A.


                              By: /s/ Kenneth Wagley
                                 ______________________________
                                 Name:  Kenneth Wagley
                                 Title: Vice President

                              BANC OF AMERICA SECURITIES LLC


                              By: /s/ Gary R. Wolfe
                                 ______________________________
                                 Name:  Gary R. Wolfe
                                 Title: Managing Director

                              BANC OF AMERICA BRIDGE LLC


                              By: /s/ Lynn E. Wertz
                                 ______________________________
                                 Name:  Lynn E. Wertz
                                 Title: Senior Vice President

Accepted and agreed to as of
the date first written above:

TRIAD HOSPITALS HOLDINGS, INC.


By: /s/ Burke W. Whitman
   ________________________
   Name:  Burke W. Whitman
   Title: Chief Financial Officer

                                                                         Annex I

                           Sources and Uses of Funds
                           -------------------------
                              (in $ in millions)
                              ------------------

      Sources                                                              Uses
      -------                                                              ----
Term Loan Facilities                   $1,125.0             Purchase price of equity of Target/1/         $1,457.3

Revolving Facility/2/                     205.3             Refinance Debt                                 1,133.7

Notes or Interim Loan                     300.0             Severance Costs                                   25.0

Equity Issuance                         1,148.9             Qui Tam Settlement                                91.0

                                                            Estimated fees and expenses                       72.3
                                       --------                                                           --------
     Total Sources                     $2,779.3                    Total Uses                             $2,779.3
                                       ========                                                           ========


___________________________
/1/ Assumes a purchase price for each share of Target stock of $3.50 and 0.4107 shares of Triad stock, a 78.8% stock, 21.2% cash transaction and a closing as if it had occurred as of December 31, 2000.

/2/  $250.0 of commitments at closing.

                                                                 EXHIBIT A
CONFIDENTIAL

                        SENIOR SECURED CREDIT FACILITIES
                        --------------------------------

                      SUMMARY OF TERMS AND CONDITIONS/a/


Borrower:                    Triad Hospitals Holdings, Inc. ("Borrower").
                                                              --------

Co-Book-Runners and
Co-Lead Arrangers            Merrill Lynch & Co. ("ML&Co.") and Banc of America
                             Securities LLC ("BAS") (together, the "Lead
                                              ---                   ----
                             Arrangers").
                             ---------

Syndication Agent:           ML&Co.

Administrative Agent:        Bank of America, N.A. (the "Administrative Agent").
                                                         --------------------

Lenders: Merrill Lynch Capital Corporation (or one of its affiliates selected by Merrill Lynch), Bank of America, N.A. and a syndicate of financial institutions (the "Lenders") arranged by the
                                                -------
                             Lead Arrangers and reasonably acceptable to
                             Borrower (including financial institutions designated by Borrower and reasonably acceptable to the Lead Arrangers).

Credit Facilities:           Senior secured credit facilities (the "Credit
                                                                    ------
                             Facilities") in an aggregate principal amount of
                             ----------
                             up to $1,375,000,000, such Credit Facilities comprising:

                                 (A)  Term Loan Facilities.  Term loan
                                      --------------------
                                 facilities in an aggregate principal amount
                                 of $1,125,000,000 (the "Term Loan Facilities"),
                                                         --------------------
                                 such aggregate principal amount to be
                                 allocated among (i) a Term Loan A Facility in an aggregate principal amount of $400,000,000 (the "Term Loan A Facility"), (ii) an
                                       --------------------
                                 Asset Sale Facility in an aggregate principal amount of $225,000,000 (the "Asset Sale
                                                              ----------
                                 Facility"), (iii) a Term Loan B Facility in an
                                 --------
                                 aggregate principal amount of

_______________________
/a/ Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached "Credit Facilities" Commitment Letter (the "Commitment Letter").
                  -----------------

                               [SENIOR SECURED]

                                   $250,000,000 (the "Term Loan B Facility"),
                                                      --------------------
                                   and (iv) a Term Loan C Facility in an
                                   aggregate principal amount of $250,000,000
                                   (the "Term Loan C Facility"). Loans under the
                                         --------------------
                                   Term Loan Facilities are herein referred to
                                   as "Term Loans".
                                       ----------

                                   (B)  Revolving Credit Facility.  A reducing
                                        -------------------------
                                   revolving credit facility in an aggregate
                                   principal amount of $250,000,000 (the
                                   "Revolving Facility"). Loans under the
                                    ------------------
                                   Revolving Facility are herein referred to as
                                   "Revolving Loans"; the Term Loans and the
                                    ---------------
                                   Revolving Loans are herein referred to
                                   collectively as "Loans". An amount to be
                                                    -----
                                   agreed of the Revolving Facility will be
                                   available as a letter of credit subfacility and as a swing line subfacility.

Documentation:                Usual for facilities and transactions of this type
                              and reasonably acceptable to Borrower and the
                              Lenders. The documentation for the Credit
                              Facilities will include, among others, a credit
                              agreement (the "Credit Agreement"), guarantees and
                                              ----------------
                              appropriate pledge, security interest, mortgage
                              and other collateral documents (collectively, the
                              "Credit Documents").
                               ----------------
                              Borrower and the Guarantors (as defined below
                              under "Guarantors") are herein referred to as the
                              "Credit Parties" and individually referred to as
                               --------------
                              a "Credit Party".
                                 ------------

Transactions:                 As described in the Commitment Letter.

Availability/Purpose:         (A)  Term Loan Facilities.  Term Loans will be
                                   --------------------
                              available to finance the Acquisition and the
                              Refinancing and to pay related fees and expenses,
                              subject to the terms and conditions set forth in
                              the Credit Documents, on the date of consummation
                              of the Acquisition in one draw (the "Closing
                                                                   -------
                              Date"). Term Loans repaid or prepaid may not be
                              ----
                              reborrowed.

                              (B)  Revolving Facility.  The Revolving Facility
                                   ------------------
                              will be available for the purposes described
                              above and for working capital and general
                              corporate purposes on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving loans, swing line loans and letters of credit on and after the Closing Date until the date that is six years after the Closing Date (the "R/C
                                                                      ---
                              Maturity Date").
                              -------------

                              [SENIOR SECURED]

Guarantors:              Each of Borrower's direct and indirect wholly-owned
                         domestic subsidiaries existing on the Closing Date or
                         thereafter created or acquired and each other direct or
                         indirect subsidiary (whether or not wholly-owned) of
                         Borrower that guarantees any other debt or other
                         obligation of Borrower or any of its subsidiaries shall
                         unconditionally guarantee, on a joint and several
                         basis, all obligations of Borrower under the Credit
                         Facilities and (to the extent relating to the Loans as
                         designated therein) under each interest rate protection
                         agreement entered into with a Lender or an affiliate of
                         a Lender. Each guarantor of any of the Credit
                         Facilities is herein referred to as a "Guarantor" and
                                                                ---------
                         its guarantee is referred to herein as a "Guarantee".
                                                                   ---------

Security:                The Credit Facilities, the Guarantees, and (to the
                         extent relating to the Loans as designated therein) the
                         obligations of Borrower under each interest rate
                         protection agreement entered into with a Lender or any
                         affiliate of a Lender will be secured by (A) a
                         perfected lien on, and pledge of, all of the capital
                         stock and intercompany notes of each of the direct and
                         indirect subsidiaries of Borrower existing on the
                         Closing Date or thereafter created or acquired which
                         capital stock or intercompany notes are owned by
                         Borrower or any of its wholly owned subsidiaries, and
                         (B) a perfected lien on, and security interest in, all
                         of the tangible and intangible properties and assets
                         (including all contract rights, real property interests
                         (other than real property interests of Target),
                         trademarks, trade names, equipment and proceeds of the
                         foregoing) of each Credit Party (collectively, the
                         "Collateral"), except in each case for those properties
                          ----------
                         and assets as to which the Lead Arrangers shall determine in their sole discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby (it being understood that none of the foregoing shall be subject to any other liens or security interests, except for customary exceptions and others to be agreed upon). All such security interests will be created pursuant to documentation reasonably satisfactory in all respects to the Lead Arrangers, and on the Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability and priority thereof.

                               [SENIOR SECURED]

Termination of Commitments:   The commitments in respect of the Credit
                              Facilities (including pursuant to the Commitment
                              Letter) will terminate in their entirety on June
                              30, 2001 if the initial funding under the Credit
                              Facilities does not occur on or prior to such date.

Final Maturity:               (A)  Term Loan Facilities.  The Term Loan A
                                   --------------------
                              Facility will mature on the sixth anniversary of the Closing Date, the Asset Sale Facility will mature on the second anniversary of the Closing
                              Date, the Term Loan B Facility will mature on the seventh anniversary of the Closing Date and the Term Loan C Facility will mature on the seven and one-half anniversary of the Closing Date.

                              (B)  Revolving Facility.  The Revolving Facility
                                   ------------------
                               will mature on the R/C Maturity Date.

Amortization Schedule:        The Term Loan A Facility will amortize on a
                              quarterly basis (beginning with six months after the Closing Date) in amounts to be agreed.

                              The Asset Sale Facility will amortize from net cash proceeds of asset sales as they occur with the balance paid in a single bullet payment at final maturity.

                              The commitments under the Revolving Facility will reduce after the Closing Date pursuant to a schedule to be agreed upon (but such mandatory reductions will not result in the commitments being reduced below an amount to be agreed).

                              Each of the Term Loan B Facility and the Term Loan C Facility will amortize at a rate of 1.00% per
                                                                          ---
                              annum on a quarterly basis (beginning with six
                              -----
                              months after the Closing Date) for the first six and six and one-half years, respectively, after the Closing Date with the balance paid in four equal quarterly installments thereafter.

Letters of Credit:            Letters of credit under the Revolving Facility
                              ("Letters of Credit") will be issued by a Lender
                                -----------------
                              to be agreed by the Lead Arrangers and Borrower
                              (in such capacity, the "L/C Lender"). The issuance
                                                      ----------
                              of all Letters of Credit shall be subject to the customary procedures of the L/C Lender.

Letter of Credit Fees:        Letter of Credit fees will be payable for the
                              account of the Revolving Facility Lenders on the daily average undrawn

                               [SENIOR SECURED]
                              face amount of each Letter of Credit at a rate per
                                                                             ---
                              annum equal to the applicable margin for Revolving
                              -----
                              Loans that are LIBOR rate loans in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to 0.250% per annum shall be payable to the L/C Lender for
                              --- -----
                              its own account, which fee shall also be payable quarterly in arrears.

Interest Rates and Fees:      Interest rates and fees in connection with the
                              Credit Facilities will be as specified on Annex I
                                                                        -------
                              attached hereto.

Default Rate:                 Overdue principal, interest and other amounts
                              shall bear interest at a rate per annum equal to
                                                            --- -----
                              2% in excess of the applicable interest rate
                              (including applicable margin).

Mandatory Prepayments/        Subject to the next paragraph, the Credit
 Reductions in Commitments:   Facilities will be required to be prepaid with (a)
                              75% (50% after the Asset Sale Facility has been
                              repaid in full) of annual Excess Cash Flow (to be
                              defined), (b) 100% of the net cash proceeds
                              (including insurance proceeds) of asset sales and
                              other asset dispositions by Borrower or any of its
                              subsidiaries (subject to baskets and exceptions to
                              be agreed upon (including exclusions for (i)
                              amounts reinvested within 12 months and (ii) an
                              annual amount per annum to be agreed)), (c) 100%
                              of the net cash proceeds of the issuance or
                              incurrence of debt or of any sale and lease-back
                              by Borrower or any of its subsidiaries (subject to
                              baskets and exceptions to be agreed upon), and (d)
                              50% (or 100% so long as the Asset Sale Facility is
                              outstanding) of the net cash proceeds from any
                              issuance of equity securities in any public
                              offering or private placement or from any capital
                              contribution (subject to baskets and exceptions to
                              be agreed upon); provided, however, that there
                                               --------  -------
                              shall be no such obligation to prepay the Credit
                              Facilities with Excess Cash Flow as described in the foregoing clause (a) so long as the Total
                              Leverage Ratio is less than 3.25:1.0.

                              The proceeds of the Notes and of any equity
                              issuance shall be applied to reduce to zero the commitments in respect of or, if after the Closing Date, to reduce to zero the funded amount of, first, the Interim Loan, and second, the Credit
                              -----                        ------
                              Facilities.

                               [SENIOR SECURED]

                              Mandatory prepayments to be applied to the Credit Facilities will be applied first to the Asset Sale Facility and after it has been repaid in full pro
                                                                            ---
                              rata among the remaining Term Loan Facilities
                              ----
                              based on the aggregate principal amount of Term Loans then outstanding under each such Term Loan Facility. Any application to any Term Loan Facility shall be applied pro rata to the
                                                        --- ----
                              remaining scheduled amortization payments in
                              respect thereof. Notwithstanding the foregoing, any holder of Term Loans under the Term Loan B Facility or Term Loan C Facility may, to the extent that Term Loans are then outstanding under the Term Loan A Facility, elect not to have mandatory prepayments applied to such holder's Term Loans under the Term Loan B Facility or Term Loan C Facility, in which case the aggregate amount so declined shall be applied to the remaining scheduled amortization payments under the Term Loan A Facility pro rata. To the extent
                                                       --- ----
                              that the amount to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, such excess shall be applied to the Revolving Facility to permanently reduce the commitments thereunder (first pro rata to scheduled reductions and thereafter the remaining commitments).

                              Revolving Loans will be immediately prepaid to the extent that the aggregate extensions of credit under the Revolving Facility exceed the commitments then in effect under the Revolving Facility. To the extent that the amount to be applied to the repayment of the Revolving Loans exceeds the amount thereof then outstanding, Borrower shall cash collateralize outstanding Letters of Credit.

Voluntary Prepayments/        (A)  Term Loan Facilities.  Term Loans may be
 Reductions in Commitments:        --------------------
                              prepaid at any time in whole or in part at the
                              option of Borrower, in a minimum principal amount
                              and in multiples to be agreed upon, without
                              premium or penalty (except, in the case of LIBOR
                              borrowings, breakage costs related to prepayments
                              not made on the last day of the relevant interest
                              period). Voluntary prepayments will be applied
                              first to the Asset Sale Facility and after it has
                              been repaid in full pro rata among the remaining
                                                  --- ----
                              Term Loan Facilities based on the aggregate
                              principal amount of Term Loans then outstanding
                              under each such Term Loan Facility. Any
                              application to (x) the Term Loan A Facility shall
                              be applied pro rata to the
                                         --- ----

                               [SENIOR SECURED]
                              remaining scheduled amortization payments thereunder, and (y) the Term Loan B Facility or Term Loan C Facility shall be applied to the remaining scheduled amortization payments in respect thereof pro rata among the amortization payments in the last year prior to final maturity and thereafter in inverse order of maturity.

                              (B)  Revolving Facility.  The unutilized portion
                                   ------------------
                              of the commitments under the Revolving Facility may be reduced and loans under the Revolving Facility may be repaid at any time, in each case, at the option of Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period).

Conditions to Effectiveness   The effectiveness of the credit agreement and the
 and to Initial Loans:        making of the initial Loans under the Credit
                              Facilities shall be subject to conditions precedent that are usual for facilities and transactions of this type, to those specified herein and in the Commitment Letter and to such additional conditions precedent as may reasonably be required by the Lead Arrangers (all such conditions to be satisfied in a manner reasonably satisfactory to the Lead Arrangers and the Lenders or the Required Lenders (as the case may be) (as defined below under "Required Lenders")), including, but not limited to, execution and delivery of the Credit Documents acceptable in form and substance to the Lenders by each Credit
                              Party party thereto prior to the Closing Date;
                              delivery of reasonably satisfactory borrowing certificates and other customary closing certificates; receipt of valid security interests as contemplated hereby; absence of defaults, prepayment events or creation of liens under debt instruments or other material agreements as a result of the transactions contemplated hereby;
                              absence of material litigation; evidence of authority; compliance with applicable laws and regulations in all material respects; delivery of reasonably satisfactory legal opinions; and adequate insurance.

                              The making of the initial Loans will be subject to the following conditions:

                               [SENIOR SECURED]

                    (A) The delivery, on or prior to the Closing Date, of a certificate on behalf of Borrower from the chief financial officer of Borrower and in form and substance reasonably satisfactory to the Lead Arrangers with respect to the solvency (on a consolidated basis) of each Credit Party immediately after the consummation of the Transactions to occur on the Closing Date.

                    (B) Simultaneously with the making of the initial Loans, either (i) the Note Offering shall be consummated for gross proceeds of not less than $300,000,000, or (ii) the drawdown of the Interim Loan shall be consummated for gross proceeds of not less than $300,000,000 pursuant to documentation and on terms and conditions reasonably satisfactory to the Lead Arrangers.

                    (C) The Equity Issuance shall have been consummated on terms and conditions pursuant to documentation reasonably satisfactory to the Lead Arrangers.

                    (D) To the extent requested by the Lead Arrangers, the Lead Arrangers shall have received copies, certified by Borrower, of all filings made with any governmental authority in connection with the Transactions.

                    (E) The Transactions and the financing therefor shall be in compliance with all laws and regulations in all material respects or the Lead Arrangers shall have determined such to be inapplicable to the Transactions.

                    (F) Simultaneously with the making of the initial Loans, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Merger Agreement (without the waiver or amendment of any material condition unless consented to by the Lead Arrangers and the Lenders). Each of the parties thereto shall have complied in all material respects with all covenants set forth in the Merger Agreement to be complied with by it on or prior to the Closing Date (without the waiver or amendment of any of the material terms thereof unless consented to by the Lead Arrangers).

                               [SENIOR SECURED]

                    (G) Simultaneously with the making of the initial Loans, Borrower shall have effected the Refinancing on terms and conditions and pursuant to documentation reasonably satisfactory to the Lead Arrangers. All liens in respect of the Existing Indebtedness (excluding capital leases and other currently secured debt permitted to remain outstanding) shall have been released and the Lead Arrangers shall have received evidence thereof satisfactory to the Lead Arrangers (or arrangements for such release reasonably satisfactory to the Lead Arrangers shall have been made) and a "pay-off" letter or letters reasonably satisfactory to the Lead Arrangers with respect to such Existing Indebtedness.

                    (H) No law or regulation shall be applicable in the reasonable judgment of the Lead Arrangers that restrains, prevents or imposes material adverse conditions upon the Transactions or the financing thereof, including the Credit Facilities.

                    (I) After giving effect to the Transactions, Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) other than the Loans, the Notes or the Interim Loan, $325,000,000 aggregate principal amount of senior subordinated notes due May 2009 of Borrower and such other debt or preferred stock as is reasonably acceptable to the Lead Arrangers.

                    (J) There shall not have occurred or become known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, operations, financial condition, liabilities (contingent or otherwise) or prospects (each, a "Material Adverse Change") of
                                             -----------------------
                         Borrower and its subsidiaries taken as a whole (after giving effect to the Transactions) since December 31, 1999.

                    (K) The Lead Arrangers shall have received reasonably satisfactory evidence (including satisfactory supporting schedules and other data) that the ratio of pro

                               [SENIOR SECURED]
                              forma consolidated debt to pro forma EBITDA (to be defined) of Borrower and its subsidiaries calculated in a manner reasonably acceptable to the Lead Arrangers and after giving effect to the Transactions for the trailing four quarters ended immediately prior to the Closing Date was not greater than 4.25:1.0.

                         (L) All requisite governmental authorities and material third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Lead Arrangers) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions.

                         (M) All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Lead Arrangers) of the Lead Arrangers in connection with the Credit Documents shall have been paid.

                         (N) The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request.

Conditions to All        Each extension of credit under the Credit Facilities
 Extensions of Credit:   will be subject to customary conditions, including the
                         (i) absence of any Default or Event of Default (to be defined), and (ii) continued accuracy of representations and warranties in all material respects.

Representations and      Customary for facilities similar to the Credit
 Warranties:             Facilities and such additional representations and
                         warranties as may reasonably be required by the Lead
                         Arrangers.

Affirmative Covenants:   Customary for facilities similar to the Credit
                         Facilities and such affirmative covenants as may reasonably be required by the Lead Arrangers.

                               [SENIOR SECURED]

Negative Covenants:           Customary for facilities similar to the Credit
                              Facilities and such others as may reasonably be required by the Lead Arrangers (all such covenants to be subject to customary baskets and exceptions and such others to be agreed upon), including, but not limited to, limitation on indebtedness;
                              limitation on liens and further negative pledges;
                              limitation on investments; limitation on contingent obligations; limitation on dividends, redemptions and repurchases of equity interests;
                              limitation on mergers, acquisitions and asset sales; limitation on capital expenditures;
                              limitation on sale-leaseback transactions;
                              limitation on transactions with affiliates;
                              limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents;
                              limitation on creation of subsidiaries; and limitation on prepayment or repurchase of subordinated indebtedness.

Financial Covenants:          The Credit Facilities will contain financial
                              covenants appropriate in the context of the
                              proposed transaction based upon the financial
                              information provided to the Lead Arrangers,
                              including, but not limited to (definitions and
                              numerical calculations to be set forth in the
                              Credit Agreement): minimum net worth; minimum
                              ratio of trailing four quarter EBITDA (to be
                              defined) to total interest expense for the same
                              period; minimum ratio of trailing four quarter
                              EBITDA to the sum of interest expense, scheduled
                              principal payments, capital expenditures and tax
                              expenses for the same period; maximum ratio (the
                              "Total Leverage Ratio") of total debt to trailing
                               --------------------
                              four quarter EBITDA; and maximum ratio of total senior debt to trailing four quarter EBITDA. The financial covenants contemplated above will be tested on a quarterly basis and will apply to Borrower and its subsidiaries on a consolidated basis.

Interest Rate Management:     An amount designated by the Lead Arrangers of the
                              projected outstandings under the Credit Facilities and the Interim Loan must be hedged on terms and for a period of time reasonably satisfactory to the Lead Arrangers with a counterparty reasonably acceptable to the Lead Arrangers.

Events of Default:            Customary for facilities similar to the Credit
                              Facilities and others as may reasonably be required by the Lead Arrangers.

                               [SENIOR SECURED]

Yield Protection and         Usual for facilities and transactions of this type.
 Increased Costs:

Assignments and              Each assignment (unless to another Lender or its
 Participations:             affiliates) shall be in a minimum amount of $1.0
                             million (unless Borrower and the Lead Arrangers
                             otherwise consent or unless the assigning Lender's
                             exposure is thereby reduced to $ 0). Assignments
                             (which may be non-pro rata among loans and
                                               --- ----
                             commitments) shall be permitted with Borrower's and the Lead Arrangers' consent (such consent not to be unreasonably withheld, delayed or conditioned), except that no such consent of Borrower need be obtained to effect an assignment to any Lender (or its affiliates) or if any default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:            Lenders having a majority of the outstanding credit
                             exposure (the "Required Lenders"), subject to
                                            ----------------
                             amendments of certain provisions of the Credit
                             Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Expenses and                 In addition to those out-of-pocket expenses
 Indemnification:            reimbursable under the Commitment Letter, all
                             reasonable out-of-pocket expenses of the Lead
                             Arrangers and the Administrative Agent (and the
                             Lenders for enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of counsel for the Lead Arrangers) are to be paid by the Credit
                             Parties.

                             The Credit Parties will indemnify each of the Lead Arrangers, the Administrative Agent and the other Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel for the Lead Arrangers) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such other Lender is a party thereto) that relate to the Transactions or any transactions related thereto (excluding

                               [SENIOR SECURED]
                             litigation among the Lenders), except to the extent arising solely from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:     New York.

Waiver of Jury Trial:        All parties to the Credit Documents waive the right
                             to trial by jury.

Special Counsel for the      Cahill Gordon & Reindel (including local counsel as
 Lead Arrangers:             selected by the Lead Arrangers).


                               [SENIOR SECURED]

                                                                         ANNEX I
                                                                         -------

Interest Rates and Fees:     Borrower will be entitled to make borrowings based
                             on the ABR plus the Applicable Margin or LIBOR plus
                             the Applicable Margin. The "Applicable Margin"
                             shall be (A) with respect to LIBOR Loans under the
                             (i) Revolving Facility, 3.00% per annum; (ii) Term
                                                           --- -----
                             Loan A Facility, 3.00% per annum; (iii) Asset Sale
                                                    --- -----
                             Facility, 3.00% per annum; (iv) Term Loan B
                                             --- -----
                             Facility, 3.50% per annum; and (v) Term Loan C
                                             --- -----
                             Facility, 3.75% per annum; and (B) with respect to
                                             --- -----
                             ABR Loans under the (i) Revolving Facility, 2.00%
                             per annum; (ii) Term Loan A Facility, 2.00% per
                             --- -----                                   ---
                             annum; (iii) Asset Sale Facility, 2.00% per annum;
                             -----                                   --- -----
                             (iv) Term Loan B Facility, 2.50% per annum; and (v)
                                                              --- -----
                             Term Loan C Facility, 2.75% per annum.
                                                         --- -----

                             Notwithstanding the foregoing, on and after the date (the "Trigger Date") which is the latest of
                                        ------------
                             (A) if the Interim Loan is drawn down, the date of issuance of Take-out Securities generating gross proceeds to Borrower of at least $300.0 million,
                             (B) the repayment in full of the Asset Sale
                             Facility, and (C) the first date after the Closing Date on which Borrower delivers financial statements and a computation of the Total Leverage Ratio for the first fiscal quarter ended at least six months after the Closing Date in accordance with the Credit Agreement, the Applicable Margins for the Revolving Facility and Term Loan A Facility shall be subject to a grid based on the most recent Total Leverage Ratio to be negotiated.

                             "ABR" means the higher of (i) the corporate base
                              ---
                             rate of interest announced by the Administrative Agent from time to time, changing effective on the date of announcement of said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% per annum. The corporate base rate is not
                                   --- -----
                             necessarily the lowest rate charged by the Administrative Agent to its customers.

                             "LIBOR" means the rate determined by the
                              -----
                             Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR Loan, as adjusted for maximum statutory reserves.

                               [SENIOR SECURED]

                              Borrower may select interest periods of one, two, three or six (or if available from all Lenders, 9 or 12) months for LIBOR borrowings. Interest will be payable in arrears (i) in the case of ABR Loans, at the end of each quarter and (ii) in the case of LIBOR Loans, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months; provided, however, that if the
                                                  -------   -------
                              Interim Loan is drawn down, interest shall be paid not less frequently than interest is paid on the Interim Loan and in any event at least 15 days prior to payment of interest on the Interim Loan. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (x) in the case of LIBOR Loans, a 360-day year, and (y) in the case of ABR Loans, a 365- or 366-day year, as the case may be.

                              Commitment fees accrue on the undrawn amount of the Credit Facilities, commencing on the date of the execution and delivery of the Credit Documents. The commitment fee in respect of the Credit Facilities will initially be 0.50% per
                                                                        ---
                              annum subject to a stepdown after the Trigger Date
                              -----
                              to subject to a grid based on the most recent Total Leverage Ratio to be negotiated.

                              All commitment fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

                               [SENIOR SECURED]

CONFIDENTIAL                                                           EXHIBIT B

                                 INTERIM LOAN
                                 ------------

                       SUMMARY OF TERMS AND CONDITIONS*


Borrower:                          Triad Hospitals Holdings, Inc. ("Borrower").
                                                                    --------

Sole Book-Runner and               Merrill Lynch & Co. (the "Lead Arranger").
                                                             -------------
Co-Lead Arranger:


Co-Lead Arranger:                  Banc of America Securities LLC ("BAS").
                                                                    ---

Syndication Agent:                 Merrill Lynch & Co.

Administrative Agent:              Banc of America Bridge LLC (the
                                   "Administrative Agent").
                                    --------------------

Lenders: Merrill Lynch Capital Corporation (or one of its affiliates selected by Merrill Lynch), Banc of America Bridge LLC and a syndicate of financial institutions (the "Lenders")
                                                                -------
                                   arranged by the Lead Arranger and reasonably acceptable to Borrower.

Interim Loan:                      Senior Unsecured Interim Loan (the "Interim
                                                                       -------
                                   Loan").
                                   ----

Principal Amount:                  Up to $300,000,000.

Documentation:                     Usual for facilities and transactions of this
                                   type and reasonably acceptable to Borrower
                                   and the Lenders. The documentation for the
                                   Interim Loan will include, among others, a
                                   credit agreement (the "Interim Loan
                                                          ------------
                                   Agreement"), guarantees and other appropriate
                                   ---------
                                   documents (collectively, the "Interim Loan
                                                                 ------------
                                   Documents").
                                   ---------

Transactions:                      As described in the Commitment Letter.

Use of Proceeds:                   Together with proceeds derived from the
                                   Senior Secured Credit Facilities, to finance the Acquisition and the Refinancing and to pay the fees and expenses related to the Transactions.

Termination of Commitments:        The commitment in respect of the Interim Loan
                                   (including pursuant to the Commitment Letter) will automatically and

------------------------------
* Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Credit Facilities Commitment Letter (the "Commitment Letter").
                     -----------------

                                [INTERIM LOAN]
                                   permanently terminate on June 30, 2001 if not drawn down on or prior to such date. In addition, the commitments in respect of the Interim Loan will automatically and permanently terminate on the date of the consummation of the Acquisition to the extent not drawn down on such date.

Maturity:                          The Interim Loan will mature on the date
                                   (the "Initial Maturity Date") that is twelve
                                         ---------------------
                                   months after the initial funding date (the
                                   "Funding"). Upon the satisfaction of the
                                    -------
                                   terms and conditions described under
                                   "Exchange Feature; Rollover Securities and
                                   Rollover Loans", the Interim Loan will be
                                   exchanged for, at the option of each Lender,
                                   either (i) unsecured senior debt securities
                                   ("Rollover Securities"), evidenced by an
                                     -------------------
                                   indenture in a form attached to the Interim
                                   Loan Agreement and maturing on the seventh
                                   anniversary of the Initial Maturity Date (but
                                   in no event no later than May 15, 2009), or
                                   (ii) unsecured senior loans maturing on the
                                   seventh anniversary of the Initial Maturity
                                   Date (the "Rollover Loans"), evidenced by the
                                              ---------------
                                   Interim Loan Agreement.


Interest Rate:                     (A) Interim Loan. The Interim Loan will bear
                                       ------------
                                   interest at a rate per annum expressed as
                                                      ---------
                                   a basis point spread over 30-day LIBOR (as adjusted every 30 days and adjusted for all applicable reserve requirements):

                                         From the      To the
                                        Beginning      End of
                                        of Month        Month         Spread
                                      ------------   -----------    ----------
                                            1             3           550 bps
                                            4             6           600 bps
                                            7             9           700 bps
                                            8            12           800 bps


                                   (B) Rollover Securities and Rollover Loans.
                                       --------------------------------------
                                   The Rollover Securities and the Rollover
                                   Loans will bear interest at a rate per annum
                                                                      ---------
                                   equal to the then-applicable six-month LIBOR
                                   rate (as adjusted each six months and as
                                   adjusted for all applicable reserves) plus
                                   900 bps. Any holder of Rollover Securities or Rollover Loans may elect, at its sole option, to fix the interest rate per annum on its
                                                            ---------
                                   Rollover Securities or Rollover Loans at the
                                   then effective rate of interest per annum (in
                                                                   ---------
                                   which case interest shall then be paid semi-annually in arrears).


                                     [INTERIM LOAN]

                                   Interest Cash Cap - 14% per annum; Total
                                                           ---------
                                   Interest Cap - 17% per annum (in each case
                                                      ---------
                                   exclusive of any additional interest payable due to an event of default and any fees paid by adding the amount thereof to principal). To the extent that the accrued interest exceeds the interest that would accrue at the maximum cash interest rate, the excess will be paid by adding the amount thereof to the outstanding principal.

                                   Notwithstanding the foregoing, in no event
                                   will the interest rate be less than 12% per
                                                                           ---
                                   annum.
                                   -----

                                   To the extent that LIBOR cannot be determined or any Lender is unable to maintain a LIBOR loan, the Interim Loan shall bear interest at a rate per annum equal to the higher of (x)
                                          ---------
                                   the Federal Funds Rate plus 0.50% per annum
                                                                     --- -----
                                   or (y) the Prime Rate (as determined by the Administrative Agent), plus in each case the spread as indicated above (minus 100 bps).

Default Rate:                      Overdue principal, interest and other
                                   amounts shall bear interest at a rate per
                                                                         ---
                                   annum equal to 2% in excess of the applicable
                                   -----
                                   interest rate (including applicable margin).


Interest Payment Dates:            (A)  Interim Loan.  Monthly, in arrears.
                                        ------------

                                   (B)  Rollover Securities and Rollover Loans.
                                        --------------------------------------
                                        Quarterly, in arrears.

Security:                          None (including in respect of the Rollover
                                   Securities and Rollover Loans).

Guarantee:                         The Interim Loan will be guaranteed on an
                                   unsecured senior basis by each subsidiary of
                                   Borrower that guarantees the Senior Secured
                                   Credit Facilities. Each such guarantee is
                                   herein referred to as a "Guarantee" and each
                                                            ---------
                                   such guarantor, a "Guarantor." The Guarantors
                                                      ---------
                                   and Borrower are herein referred to as the
                                   "Credit Parties."
                                    --------------
Ranking:                           The Interim Loan (and the Rollover Securities
                                   and Rollover Loans) will be an unsecured
                                   senior obligation of Borrower ranking pari
                                                                         ----
                                   passu with other senior indebtedness of
                                   -----
                                   Borrower, and senior to all subordinated
                                   indebtedness of Borrower which is not pari
                                                                         ----
                                   passu therewith.
                                   -----

                                    [INTERIM LOAN]

Optional Prepayment:               The Interim Loan will be prepayable at par at
                                   any time at Borrower's option, in whole or in part, plus accrued and unpaid interest.
                                   Breakage costs, if any, will be paid by
                                   Borrower.

Mandatory Prepayment:              To the extent not prohibited by the Senior
                                   Secured Credit Facilities, upon the receipt by Borrower or any of its subsidiaries of the net cash proceeds from (i) the issuance of any debt (other than under the Senior Secured
                                   Credit Facilities and subject to exceptions and baskets to be negotiated), (ii) any capital contribution or the sale or issuance of any capital stock or any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock (subject to baskets and exceptions to be agreed upon); and (iii) insurance proceeds or asset sales and other asset dispositions (subject to baskets and exceptions to be agreed upon), Borrower will prepay the Interim Loan in an amount equal to such net proceeds not previously applied to such prepayments at par, together with accrued interest thereon. In addition, upon the occurrence of a Change of Control (to be defined), Borrower will be required to offer to prepay the entire aggregate principal amount of the Interim Loan (or the Rollover
                                   Securities and Rollover Loans) in cash for a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Breakage costs, if any, will be paid by Borrower.

Exchange Feature; Rollover         On the Initial Maturity Date, unless
 Securities and Rollover Loans:    Borrower is in bankruptcy or there has been
                                   an acceleration of the Senior Secured Credit
                                   Facilities (or any refinancing thereof) or
                                   the Interim Loan and subject to the receipt
                                   of all fees due to the Lenders, each Lender
                                   (and participant) shall have its interest in
                                   the Interim Loan exchanged for, at the option
                                   of each Lender, either Rollover Securities or
                                   Rollover Loans. The Rollover Securities and
                                   the Rollover Loans will be (i) mandatorily
                                   redeemable or repayable (as the case may be)
                                   on the basis applicable to the Interim Loan,
                                   except that, in lieu of mandatory
                                   prepayments, Borrower shall be required to
                                   make mandatory offers to purchase such
                                   Rollover Securities or Rollover Loans and
                                   (ii) optionally redeemable or repayable (as
                                   the case may be) at declining premiums on
                                   terms customary for high-yield debt
                                   securities, including four year no-call
                                   provisions. All mandatory offers to purchase
                                   and all optional prepayments shall be made
                                   pro rata between the Rollover Securities and
                                   --- ----
                                   the Rollover Loans.

                                    [INTERIM LOAN]

                                   The Rollover Securities will be evidenced by an indenture in form for qualification under the Securities Act and will otherwise contain provisions customary for public debt securities and the Rollover Loans will be evidenced by the Interim Loan Agreement. The holders of the Rollover Securities will be entitled to exchange offer and other registration rights to permit resale by the holders of Rollover Securities without restriction under applicable securities laws no less favorable to holders than those customarily applicable to an offering pursuant to Rule 144A.

Conditions to Effectiveness        The making of the Interim Loan shall be
 and to Interim Loan:              subject to the same conditions precedent
                                   that are set forth in Exhibit A to the
                                   Commitment Letter with respect to the Senior
                                   Secured Credit Facilities and to the
                                   following additional conditions:

                                        (a) Borrower shall have provided to the
                                   Lead Arranger not later than 25 days prior to the Closing Date a printed preliminary ("red herring") offering memorandum or prospectus usable in a customary high-yield road show relating to the issuance of the Notes, which contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (each of which shall have undergone a SAS 71 review)) and all appropriate pro forma financial statements prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"), and substantially all
                                    --------------
                                   other data (including selected financial
                                   data) that the Securities and Exchange
                                   Commission would require in a registered
                                   offering of the Senior Notes (collectively,
                                   the "Required Information").
                                        --------------------

                                        (b) Borrower shall have cooperated
                                   reasonably and in good faith with the
                                   marketing effort for the Note Offering with the view towards effecting the issuance of the Notes in lieu of the draw down of the Interim Loan. Merrill Lynch, Pierce, Fenner & Smith Incorporated and BAS shall have had a period of not less than 25 days to market the Notes prior to the Closing Date.

                                        (c) If requested in the reasonable
                                   judgment of the Lead Arranger, there shall have been provided in any confi-


                                    [INTERIM LOAN]
                                   dential information memorandum relating to syndication of the Interim Loan, or in any other document relating to the syndication of the Interim Loan, reasonably detailed pro forma consolidated financial projections prepared by or on behalf of Borrower for Borrower and its consolidated entities for 1999 and the five subsequent fiscal years that are not different in a materially adverse manner as compared with those previously made available to the Lenders.

                                        (d)  Borrower shall have entered into
                                   the Senior Secured Credit Facilities with
                                   Merrill Lynch and BofA providing for
                                   $1,375,000,000 under the Senior Secured
                                   Credit Facilities pursuant to agreements and on terms and conditions thereunder, in form and substance reasonably satisfactory to the Lead Arranger.

Representations and Warranties:    Customary for facilities similar to the
                                   Interim Loan and such additional
                                   representations and warranties as may
                                   reasonably be required by the Lead Arranger.

Affirmative Covenants:             Customary for facilities similar to the
                                   Interim Loan and such affirmative covenants as may reasonably be required by the Lead
                                   Arranger.

                                   In addition, the Interim Loan Agreement will contain provisions pursuant to which Borrower shall undertake to (i) cooperate with the Take-out Banks (as defined below under "Refinancing of Interim Loan") and provide the Take-out Banks with information required by the Take-out Banks in connection with the Debt Offering (as defined below under "Refinancing of Interim Loan") or other means of refinancing the Interim Loan and the Rollover Securities and the Rollover Loans,
                                   (ii) assist the Take-out Banks in connection with the marketing of the Take-out Securities (including promptly providing to the Take-out Banks any information reasonably requested to effect the issue and sale of the Take-out Securities and making available senior management of Borrower for investor meetings), and (iii) cooperate with the Take-out Banks in the timely preparation of any registration statement or private placement memorandum relating to the Debt Offering and other marketing materials to be used in connection with the syndication of the Interim Loan.

                                      [INTERIM LOAN]

                                   Upon issuance of the Rollover Securities and
                                   the Rollover Loans, the affirmative covenants shall conform to a customary high-yield indenture and, subject to market conditions, shall be substantially similar to those contained in the 11% Senior Subordinated Notes due 2009 of Borrower (the "Existing
                                                                    --------
                                   Notes").
                                   -----

Negative Covenants:                Customary for facilities similar to the
                                   Interim Loan and such others as may
                                   reasonably be required by the Lead Arranger
                                   (with customary baskets and exceptions to be
                                   agreed upon), including, but not limited to,
                                   limitation on indebtedness; limitation on
                                   liens; limitation on investments; limitation
                                   on contingent obligations; limitation on
                                   dividends, redemptions and repurchases of
                                   equity interests; limitation on mergers,
                                   acquisitions and asset sales; limitation on
                                   issuance, sale or other disposition of
                                   subsidiary stock; limitation on sale-
                                   leaseback transactions; limitation on
                                   transactions with affiliates; limitation on
                                   dividend and other payment restrictions
                                   affecting subsidiaries; limitation on changes
                                   in business conducted; and limitation on
                                   prepayment or repurchase of subordinated or
                                   other pari passu indebtedness.
                                         ---- -----

                                   Upon issuance of the Rollover Securities and the Rollover Loans, the negative covenants shall conform to a customary high-yield indenture and, subject to market conditions, shall be substantially similar to the Existing Notes.

Events of Default:                 Customary for facilities similar to the
                                   Interim Loan and such others as may
                                   reasonably be required by the Lead Arranger.

Refinancing of Interim Loan:       Borrower shall undertake to use its
                                   reasonable best efforts to (i) prepare an
                                   offering memorandum for a private placement
                                   through resale pursuant to Rule 144A or (ii)
                                   file a registration statement under the
                                   Securities Act with respect to the Take-out
                                   Securities (in each case, the "Debt
                                                                  ----
                                   Offering"), to refinance in full the Interim
                                   --------
                                   Loan or the Rollover Securities and the
                                   Rollover Loans and consummate such Debt
                                   Offering as soon as practicable thereafter in
                                   an amount sufficient to refinance the Interim
                                   Loan or the Rollover Securities and the
                                   Rollover Loans. Such Debt Offering shall be
                                   on such terms and conditions (including
                                   (without limitation) covenants, events of
                                   default, interest rate, yield and redemption
                                   prices and dates) as the financial
                                   institutions party to the Engagement Letter
                                   (the "Take-out Banks") may in their judgment
                                         --------------
                                   determine to be appropriate in light of
                                   prevailing circumstances and market
                                   con-

                                      [INTERIM LOAN]
                                   ditions and the financial condition and
                                   prospects of Borrower and its subsidiaries at the time of sale and reasonably acceptable to Borrower and containing such other customary terms as determined by the Take-out Banks and reasonably acceptable to Borrower. If any Take-out Securities are issued in a transaction not registered under the Securities Act, all such Take-out Securities shall be entitled to the benefit of a registration rights agreement to be entered into by the relevant issuer (and any guarantor thereof) in respect of indebtedness being refinanced in customary form reasonably acceptable to the Take-out Banks (which shall include provisions for a customary registered exchange offer with respect to any Take-out Securities).

Yield Protection and Increased     Usual for facilities and transactions of this
  Costs:                           type.



Required Lenders:                  Lenders having a majority of the outstanding
                                   credit exposure (the "Required Lenders"),
                                                         ----------------
                                   subject to amendments of certain provisions of the Interim Loan Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Assignments and Participations:    Each assignment (unless to another Lender or
                                   its affiliates) shall be in a minimum amount of $1.0 million (unless Borrower and the Lead
                                   Arranger otherwise consent or unless the assigning Lender's exposure is thereby reduced to $0). Assignments shall be permitted with Borrower's and the Lead
                                   Arranger's consent (such consent not to be unreasonably withheld, delayed or conditioned), except that no such consent of Borrower need be obtained to effect an assignment to any Lender (or its affiliates) or if any default or event of default has occurred and is continuing for any assignment by Merrill Lynch and BAB or any of their respective affiliates. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Expenses and Indemnification:      In addition to those out-of-pocket expenses
                                   reimbursable under the Commitment Letter, all reasonable out-of-pocket expenses of the Lead
                                   Arranger and the Administrative Agent (and the Lenders for enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Interim Loan Document (including the reasonable

                                      [INTERIM LOAN]
                                   fees, disbursements and other charges of counsel for the Lead Arranger) are to be paid by Borrower.

                                   Borrower will indemnify each of the Lead
                                   Arranger, the Administrative Agent and the other Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel for the Lead Arranger) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arranger, the Administrative Agent or any such other Lender is a party thereto) that relates to the Transactions (excluding litigation among Lenders), except to the extent arising solely from such person's bad faith, gross negligence or willful misconduct.

Governing Law and Forum:           New York.

Waiver of Jury Trial:              All parties to the Interim Loan Documents
                                   waive right to trial by jury.

Special Counsel for the            Cahill Gordon & Reindel (and such local
   Lead Arranger:                  counsel as may be selected by the Lead
                                   Arranger).

                                      [INTERIM LOAN]